Exhibit 99

FOR IMMEDIATE RELEASE

For further information, contact
ALBERTO-CULVER COMPANY
Wesley Davidson	708-450-3145
Doug Craney	708-450-3117
REGIS CORPORATION
Jack Nielsen	952-947-7000

ALBERTO-CULVER COMPANY ANNOUNCES $2.6 BILLION AGREEMENT TO

SPIN/MERGE SALLY BEAUTY COMPANY WITH REGIS CORPORATION

•	Alberto-Culver Company Shareholders, in Addition to Retaining Their Current Alberto-Culver Shareholdings, Will Receive 0.6 Shares of Regis Corporation for Each Share Owned

•	Alberto-Culver Company to Declare a $3 Special Cash Dividend for Each Share Owned

•	Sally’s Merger With Regis Corporation Creates an Attractive, Vertically Integrated Global Professional Beauty Products Distribution and Services Company with over $4.5 Billion in Sales

•	Alberto-Culver Will Be a Strategically Focused Consumer Products Company with $1.4 Billion in Sales, a Strong Balance Sheet and Nearly $100 Million in Annual Operating Cash Flow

Melrose Park, IL, (January 10, 2006) – Alberto-Culver Company (NYSE: ACV) today announced the $2.6 billion agreement to spin-off Sally Beauty Company, the world’s number one marketer of professional beauty supplies, and merge it with Regis Corporation (NYSE: RGS), a global leader in beauty salons, hair restoration centers and beauty education. The agreement will combine Sally Beauty Company’s 2,419 Sally Beauty stores, 822 Beauty Systems Group outlets and 1,244-person direct sales force with Regis’ 10,952 beauty salons, operated under brand names such as Regis, Supercuts, Vidal Sassoon, SmartStyle and Trade Secret, 90 hair restoration centers and 35 beauty education schools. Sally generated revenues of $2.25 billion and pre-tax operating earnings of $224 million in the fiscal year ended September 30, 2005.

Following the transaction, which is subject to shareholder, routine regulatory and other approvals, Alberto-Culver will be a $1.4 billion in annual sales global branded consumer products company. Led by

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its well-known brands Alberto VO5, St. Ives, TRESemmé, Nexxus, Motions and Soft & Beautiful and a strong portfolio of regional brands in the beauty and household categories, Alberto-Culver will be financially solid, have strong cash flows, and focused 100% on the Company’s branded consumer products business. The operating management team that has led Alberto-Culver Consumer Products Worldwide successfully for many years will remain in place.

Alberto-Culver Company Chairman of the Board, Carol L. Bernick said, “Our Consumer Products group and Sally Beauty Company have both matured into strong, independent businesses, each generating handsome revenue, earnings and cash flow and having strong growth potential. By separating the companies, we have better positioned them to execute their business strategies and compete more effectively. We believe this transaction will provide strong benefits for the shareholders of both Alberto-Culver and Regis Corporation.”

The boards of directors of Alberto-Culver Company and Regis Corporation have voted to approve the transaction and to recommend its approval to their respective shareholders. The transaction is expected to be completed in late spring or early summer of 2006 subject to the satisfaction of customary closing conditions, including obtaining the approval of shareholders of both Alberto-Culver and Regis Corporation, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the obtaining of a ruling from the Internal Revenue Service and the approval for listing on the New York Stock Exchange of Regis Corporation common stock to be issued in the merger.

Under the terms of the agreement, Alberto-Culver Company shareholders, in addition to retaining their current Alberto-Culver shareholdings, will receive 0.6 shares of Regis Corporation in respect of each share of Alberto-Culver Company they own. At closing, Regis Corporation will have approximately 102 million diluted shares outstanding and Alberto-Culver Company shareholders will own approximately 54.5% of the shares in the combined company. The spin/merge transaction is intended to be tax-free to Alberto-Culver and its shareholders.

Prior to completion of the merger, Sally will borrow $400 million, which it will distribute to Alberto-Culver Company. Alberto-Culver Company will use approximately $280 million of the proceeds after the closing of the merger to pay a $3 per share special one-time cash dividend to Alberto-Culver Company shareholders. The record date of the special dividend will be at least 10 days after the closing of

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the transaction. In addition, Alberto-Culver’s annual cash dividend is expected to be initially 16 cents per share in conjunction with the Alberto-Culver share price adjustment after the spin/merge. Regis’ annual cash dividend is expected to be increased 125% to 36 cents per share after the merger from its current annual payout of 16 cents per share.

Following completion of the transaction, Howard B. Bernick, Alberto-Culver President and Chief Executive Officer, will join Regis’ board of directors as its non-executive Chairman. Paul D. Finkelstein, Chairman and Chief Executive Officer of Regis, will continue to serve as Regis’ Chief Executive Officer, and Gary Winterhalter will continue as President of Sally Beauty Company. Sally Beauty Chairman Michael H. Renzulli will be entering into a three year consulting agreement with Regis Corporation. Regis’ board of directors will be comprised of ten directors, four designated by each company and two newly named directors.

Carol Lavin Bernick will continue in her role as Executive Chairman of the Board of the Alberto-Culver Company. After the closing, V. James Marino will become Alberto-Culver’s President and Chief Executive Officer and will join the Alberto-Culver Company board. He is currently President, Alberto-Culver Consumer Products Worldwide. Mrs. Bernick and Mr. Marino, along with their operating team, were responsible for the successful turnaround in Alberto-Culver’s consumer products business over the past five years and will remain in place going forward. Mr. Bernick will retire from his position at Alberto-Culver and from the Alberto-Culver board of directors after conclusion of the spin-merge. The Alberto-Culver board of directors will be reduced to nine, with certain of its current directors joining the Regis board.

Commenting on the transaction, Alberto-Culver President and Chief Executive Officer Howard Bernick said, “I am delighted that we have reached this agreement to merge Sally/BSG with Regis. And I am personally excited about working with Regis CEO, Paul Finkelstein, as non-executive Chairman of the Regis board in matters relating to its investor relations, vendor relations and acquisitions as well as the customary Chairman of the board governance roles. With this transaction, our shareholders will through their 54.5% ownership in Regis continue to participate in the growth of Sally Beauty Company and its Beauty Systems Group, with the significant added benefits that Regis Corporation can bring to these businesses. Regis Corporation will have a powerful global professional beauty products sales and distribution business that complements its salon services operations, with significantly greater cash flow

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to use in building its businesses and long-term shareholder value. The spin/merge will also eliminate current customer and vendor conflicts between our consumer products and our distribution businesses at Alberto-Culver, allowing both businesses to compete more effectively.”

“Regis should be a $5 billion plus sales entity in its fiscal 2007 year commencing July 1, 2006, enjoying strong double-digit EBITDA margins with significant future growth potential in the beauty industry domestically and around the world. I am extremely proud of what Alberto-Culver has accomplished and am confident that I will be leaving the company in excellent hands and in the strongest position that it has ever been when the spin-merge transaction is completed,” Mr. Bernick concluded.

Jim Marino, President of Alberto-Culver Company Consumer Products Worldwide, commented, “Upon closing, Alberto-Culver becomes a focused global consumer products company that will continue to concentrate on what matters most to our trade partners – marketing world-class brands that delight our consumers – delivered by our proven, capable management team. We will also be well-positioned to make strategic acquisitions that build our portfolio of leading brands. Our strong operating cash flow and strong balance sheet will enable us to support aggressive brand growth and pursue prudent acquisitions. Our well-developed international infrastructure will position us to pursue opportunities globally as well and the transaction will eliminate the channel conflicts that we have occasionally experienced,” Mr. Marino added.

Alberto-Culver Company and Regis Corporation will host a conference call to be held today, January 10, 2006, at 9:30 a.m. CST. The dial-in numbers for the call are 800-219-6110 (domestic) or 303-262-2052 (international). The number for the replay of the conference call is 800-405-2236 and will be available until Thursday, January 12, 2006. The pass code is 11050797#.

The call and a replay will also be available on the internet at www.alberto.com in the Investing Section, at www.regiscorp.com and at www.earnings.com.

Goldman, Sachs & Co. is acting as principal financial advisor to Alberto-Culver Company in connection with the transaction and rendered a fairness opinion to the Alberto-Culver board. In addition, William Blair & Co. rendered a fairness opinion to the Alberto-Culver board. Peter J. Solomon Company is acting as exclusive financial advisor to Regis Corporation in connection with this transaction.

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About the Alberto-Culver Company

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives, TRESemmé and Nexxus in the United States and internationally. Several of its household/grocery products including Mrs. Dash and Static Guard are niche category leaders in the U.S. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries. Sally Beauty Company is the world’s number one marketer of professional beauty care products through its chain of domestic and international Sally stores. Beauty Systems Group is a network of stores and professional sales consultants selling exclusive professional beauty care brands such as Matrix, Redken, Paul Mitchell, Wella, L’Oreal, Graham Webb and Sebastian exclusively to salon owners, salon professionals and franchisees.

About Regis Corporation

Regis Corporation is the beauty industry’s global leader in salons, hair restoration centers and education. As of September 30, 2005, the Company owned or franchised 11,077 worldwide locations which included 10,952 beauty salons, 90 hair restoration centers and 35 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the U.S. and in ten other countries throughout North America and Europe.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alberto-Culver and Regis, including future financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s and Regis’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Alberto-Culver and Regis shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; failure to realize cost-savings from the transaction as a result of technical, logistical, competitive and other factors; disruption from the

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transaction making it more difficult to maintain relationships with clients, employees or suppliers; competition within the relevant product markets; risks inherent in acquisitions and strategic alliances; loss of one or more key employees; loss of distribution rights; sales by unauthorized distributors in exclusive markets; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; health epidemics; adverse weather conditions; and variations in political, economic or other factors such as currency exchange rates, inflation rates and interest rates, and events outside the control of Alberto-Culver or Regis that negatively affect the intended tax free nature of the transaction. These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s and Regis’ results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Reports on Forms 10-K of Alberto-Culver and Regis filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

This communication is not a solicitation of a proxy from any security holder of Alberto-Culver or Regis and Alberto-Culver and Regis will be filing with the Securities and Exchange Commission a joint proxy statement/prospectus to be mailed to security holders and other relevant documents concerning the planned transaction involving Alberto-Culver and Regis. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Alberto-Culver will be available free of charge by contacting Alberto-Culver, Wesley C. Davidson, Vice President, Corporate Development and Investor Relations at 708-450-3145. Documents filed with the SEC by Regis Corporation will be available free of charge by contacting Regis, Jack Nielsen, Director of Finance, Investor Relations and Investment Benefits, at 952-947-7000.

The respective directors and executive officers of Alberto-Culver and Regis and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction proposal. Information regarding Alberto-Culver’s directors and executive officers is available in its proxy statement

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filed with the SEC by Alberto-Culver on December 13, 2005, and information regarding Regis’ directors and executive officers is available in its proxy statement filed with the SEC by Regis on September 26, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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